UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

Mirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1250 South Capital of Texas Highway

Austin, TX 78746

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (512) 901-0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2017, Vincent O’Neill, M.D., Chief Medical Officer of Mirna Therapeutics, Inc. (“Mirna” or the “Company”), and the Company mutually agreed that Dr. O’Neill would resign as Chief Medical Officer of the Company, effective as of May 19, 2017 (the “Separation Date”).

In connection with Dr. O’Neill’s departure from the Company and in consideration of his release of claims against the Company, the Company entered into a Separation Agreement, effective May 26, 2017 (the “Agreement”), with Dr. O’Neill. Under the Agreement, Dr. O’Neill ceased serving as an employee of the Company effective as of the Separation Date. Dr. O’Neill will be entitled to (i) a severance payment equal to $459,000, which represents twelve months of Dr. O’Neill’s base salary in effect as of immediately prior to the Separation Date and one times his target annual bonus assuming achievement of his performance goals at target, (ii) payment of his COBRA premiums for up to twelve months following the Separation Date, and (iii) 100% vesting acceleration on his outstanding equity awards as of the Separation Date.

The foregoing description of the material terms of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Separation Agreement, effective as of May 26, 2017, by and between the Company and Vincent O’Neill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRNA THERAPEUTICS, INC.

Date: May 25, 2017	By:	/s/ Alan Fuhrman
Alan Fuhrman
Chief Financial Officer